[Seal of the State of Nevada]	ROSS MILLER		Exhibit 3.296
Secretary of State
206 North Carson Street
	Carson City, Nevada 89701-4299	Field in the office of	Document Number
	(775) 884 5708	/s/ Ross Miller	20080184927-61
	Website: secretaryofstate.biz	Ross Miller	Filing Date and Time
		Secretary of State	03/18/2008 11:40 AM
		State of Nevada	Entity Number
E0173592008-9

Articles of Incorporation (PURSUANT TO NRS 78)

USE BLACK INK ONLY. DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Showboat Holding, Inc.

2. Resident Agent Name and Street Address: must be a Nevada Address where process May be “illegible	CSC Services of Nevada, Inc
Name
	502 East John Street		Carson City		Nevada		89706
	(‘MANDATORY’) Physical Street Address		City				Zip Code

	(OPTIONAL) Mailing Address		City		State	Zip Code

3. Shares: Number of Shares Corporation is “illegible” to issue)	Number of shares with per value:		Par value par share: $		Number of shares without par value
1,000

4. Names & Addresses of the Board of Directors/Trustees (Each Director/Trustee Must be a natural person at least 18 years of age: attach additional page if more than 9 Directors/Trustees)	1.	Gary W. Loveman
Name
	One Caesars Palace Drive		Las Vegas		Nv			89109
	Street Address		City		State			Zip Code
	2.	Charles L. Atwood
Name
	One Caesars Palace Drive		Las Vegas		Nv			89109
	Street Address		City		State			Zip Code
3.
Name

	Street Address		City		State		Zip Code

5. Purpose: (‘illegible”)-See Instructions)	The purpose of this Corporation shall be:
To “engage” in any lawful act or activity for which corporations may be organized under the NRS, and to have “illegible” exercise all the powers conferred by the laws “illegible” corporations formed under the NRS

6. Name, Address and Signature of Incorporator: (attach additional page If more than 1 Incorporator)	Angela P. Winter	/s/ Angela P.Winter
	Name	Signature
	One Harrah’s Court	Las Vegas		Nv		89119
	Address	City		State		Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, inc.
3-18-8
	By: “illegible”					Date
Authorized Signature of R.A. or On Behalf of R.A. Company

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 Articles 2007 illegible on 01/01/07

SHOWBOAT HOLDING, INC,

The following Article 8 is added to the Articles of Incorporation:

ARTICLE 8

REGULATORY MATTERS

Notwithstanding anything to the contrary contained in the Articles of Incorporation of the Corporation, the Articles of Incorporation shall be deemed to include all provisions required by the Casino Control Act, N.J.S.A. 5:12-1 et seq., as amended and as may hereafter be amended from time to time (the “Casino Control Act”) and to the extent that anything contained herein or in the operating agreement of the Corporation is inconsistent with the Casino Control Act, the provisions of such Act shall govern. All provisions of the Casino Control Act, to the extent required by law to be stated in the Articles of Incorporation, are herewith incorporated by reference.

The Articles of Incorporation shall be generally subject to the provisions of the Casino Control Act and the rules and regulations of the New Jersey Casino Control Commission (the “Commission”) promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) of the Casino Control Act, N.J.S.A. 5:12-82(d)(7), the Commission shall have the right of prior approval with regard to transfers of membership interests and other interests in the Corporation and any membership interests in the Corporation are held subject to the condition that if a holder thereof is found to be disqualified by the Commission pursuant to the provisions of the Casino Control Act, such holder will dispose of his interest in the Corporation, provided, however, that, notwithstanding any other provision of law to the contrary, nothing herein contained shall be deemed to require a certificate evidencing that any interest in the Corporation bear any legend to this effect. Specifically, and in accordance with the provisions of Section 82(d)(8) of the Casino Control Act, N.J.S.A. 5:12-82(d)(8), the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is less, any membership interest or other interest in the Corporation, in the event that the Commission disapproves a transfer of such interest in accordance with the provisions of the Casino Control Act. Disqualified holders shall not be entitled (i) to receive any distributions or interest upon any membership interests and other interests in the Corporation; (ii) to exercise, directly or through any trustee or nominee, any right conferred by membership interests and other interests in the Corporation; or (iii) to receive any remuneration in any form from the Corporation for services rendered or otherwise.